Exhibit 3.1

TESSCO TECHNOLOGIES INCORPORATED

FIFTH AMENDED AND RESTATED BY-LAWS

Dated January 19, 2011

     ARTICLE I

Stockholders

Section 1.1 Annual Meetings.  The annual meeting of the stockholders of the Company for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such place either within or outside the State of Delaware at such date and time and at such place as shall be fixed annually by resolution of the Board of Directors and as shall be set forth in the notice of the meeting.  (Del. G.C.L., Sections 211(a), (b)).1

Section 1.2 Special Meetings.    Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President (or, in the absence or disability of the President, by any Vice President) or by the Board of Directors, and shall be called by the President at the request in writing of the holders of shares of stock of all classes representing 25% of the aggregate number of votes possessed by the shares of stock of all classes then issued, outstanding and entitled to vote at such meeting.  Any such request by stockholders shall state the purpose or purposes of the proposed meeting.  Such special meetings of the stockholders shall be held at such places, within or outside the State of Delaware, as shall be specified in the respective notices or waivers of notice hereof.  (Section 211(d)).

Section 1.3 Notice of Meetings.  The Secretary or any Assistant Secretary shall cause notice of the time and place of each meeting of the stockholders to be mailed, at least ten (10) but not more than sixty (60) days prior to the meeting, to each stockholder of record entitled to vote at his post office address as the same appears on the books of the Company at the time of such mailing.  Such further notice shall be given as may be required by law.  Notice of any meeting of stockholders need not be given to any stockholder who shall sign a waiver of such notice in writing, whether before or after the time of such meeting.  Unless otherwise required by law, notice of any adjourned meeting of the stockholders of the Company need not be given.  (Section 222).

Section 1.4 Business Transacted at Special Meetings of Stockholders.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice hereof.

1 Citations to the General Corporation Law of the State of Delaware are inserted for reference only, and do not constitute a part of the By-Laws.

Section 1.5 Quorum.  Except as otherwise required by state or by the Certificate of Incorporation, the presence at any stockholders meeting, in person or by proxy, of the holders of shares of stock of all classes representing a majority of the aggregate number of votes of the shares of stock of all classes when issued, outstanding and entitled to vote at such meeting, shall be necessary and sufficient to constitute a quorum for the transaction of business.  (Section 216).

Section 1.6 Consent of Stockholders in Lieu of Meeting.  To the extent provided by any statute at the time in force, whenever the vote or stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any statute, by the Certificate of Incorporation or by these By-Laws, the meeting and vote of stockholders may be dispensed with if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action being taken.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  (Section 228).

Section 1.7 Voting; Proxies.  Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by executing an instrument which revokes the proxy or executing another proxy bearing a later date, and filing such instrument or proxy with the Secretary of the Corporation.  Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present, in person or by proxy, at such meeting shall so determine.

Section 1.8 List of Stockholders Entitled to Vote.  The Secretary shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder or any designated representative thereof, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder or any designated representative thereof who is present.

Section 1.9 Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place by the President or the Chairman of the Board of Directors, or upon a resolution adopted by, or an affirmative vote of, a majority of the Board of Directors.  When any annual or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting, other than an announcement at the meeting at which the adjournment is taken, of the hour, date and place to which the meeting is adjourned; provided, however, if the adjourned meeting date is set more than one hundred twenty (120) days after the original record date, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate of Incorporation or under these Bylaws, is entitled to such notice.

Section 1.10 Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors.  Nomination for election to the Board of Directors of the Company at a meeting of stockholders may be made by the Board of Directors or by any stockholder of the Company entitled to vote for the election of the directors at such meeting who complies with the notice procedures set forth in this Section 1.10.  Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not less than (a) with respect to an election to be held at an annual meeting of the shareholders, one hundred twenty (120) days prior to the day the Company released its proxy statement in connection with its previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from the date of the prior year’s annual meeting, notice by the stockholder, to be timely, must be so delivered no later than ninety (90) days prior to the newly announced date that the Company will mail its proxy statement; and (b) with respect to an election to be held at a special meeting of the stockholders for the election of directors, the close of business on the tenth day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first.

Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to such nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to be named as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company’s books, of such stockholder and (ii) the class and number of the shares of the Company which are beneficially owned by such stockholder.  The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.  The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded

Section 1.11 Notice of Business at Annual Meeting.  The provisions of this Section 1.11 are in addition to, and do not waive, any standards in effect under applicable federal or state law regarding stockholder proposals.  At an annual or special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before a meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board of Directors, the Board of Directors or the President, (ii) otherwise properly brought before the meeting by or at the direction of the Chairman of the Board of Directors, the Board of Directors or the President, or (iii) otherwise properly brought before the annual meeting by a stockholder.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company (i) if such business is not to be included in the Company’s proxy statement, not less than ninety (90) days prior to the day the Company released its proxy statement in connection with its previous year’s annual meeting or (ii) if the stockholder wants such business to be included in the Company’s proxy statement, not less than one hundred twenty (120) days prior to the day the Company released its proxy statement in connection with its previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from the date of the prior year’s annual meeting, notice by the stockholder, to be timely, must be so delivered no later than ninety (90) days prior to the newly announced date that the Company will mail its proxy statement.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

A stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 1.11, provided, however, that nothing in this Section 1.11 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.  The chairman of the meeting shall, if the facts warrant, determine and declare that the business was not properly brought before the meeting in accordance with the provisions of this Section 1.11, and if he shall so determine, he shall so declare to the meeting, and any such business shall not be transacted.

        ARTICLE II

Board of Directors

Section 2.1 General Powers.  The business and affairs of the Company shall be managed by or under the direction of the Board of Directors.  The Board of Directors may exercise all the powers of the Company, whether derived from law or the Certificate of Incorporation, except such powers as are, by statute, by the Certificate of Incorporation or by these By-Laws, vested solely in the stockholders of the Company.  (Section 141(a)).

Section 2.2 Corporate Indebtedness.  No loan shall be contracted on behalf of the Company, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors.  Such authorization may be general or confined to specific instances.  Loans so authorized by the Board of Directors may be effected at any time for the Company from any bank, trust company or other institution, or from any firm, corporation or individual.  All bonds, debentures, notes and other obligations or evidences of indebtedness of the Company issued for such loans shall be made, executed and delivered as the Board of Directors shall authorize.  When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or goodwill of the Company, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Company, and of the interest thereon, by instruments executed and delivered in the name of the Company.

Section 2.3 Number and Term of Office.  The Board of Directors shall consist of such number of directors as the Board of Directors shall designate by resolution from time to time.  The number of directors may be increased or decreased from time to time by resolution of the Board of Directors, provided no decrease shall have the effect of shortening the term of any incumbent director.  Each director shall hold office until the annual meeting for the year in which his term expires and until his successor is elected and qualified, or until his death, resignation or removal in the manner provided in Section 2.11 herein.  (Section 141(b)).

Section 2.4 Election of Directors.  The Board of Directors shall be divided into three classes, designated as Class I, Class II, and Class III, composed, respectively, of directors who were elected at the 2008, 2009 and 2010 annual meetings of stockholders and whose terms expire, respectively, at the 2011, 2012 and 2013 annual meetings of stockholders, and in all cases also continue as to each director until his or her successor is elected and qualified.  At each annual meeting of stockholders beginning at the 2011 annual meeting of stockholders, directors whose terms expire at that meeting (or such directors’ successors) shall be elected for a one-year term. Accordingly, at the 2011 annual meeting of stockholders, the directors whose terms expire at that meeting (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2012 annual meeting of stockholders and until their successors shall be elected and qualified; at the 2012 annual meeting of stockholders, the directors whose terms expire at that meeting (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2013 annual meeting of stockholders and until their successors shall be elected and qualified; and at the 2013 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders and until their successors shall be elected and qualified.  In the event of the failure to elect directors at an annual meeting of the stockholders, then directors may be elected at any regular or special meeting of stockholders entitled to vote for the election of directors, provided that notice of such meeting shall contain mention of such purpose.  Except as otherwise provided in the Certificate of Incorporation, at each meeting of the stockholders for the election of directors, provided a quorum is present, the directors shall be chosen and elected by a plurality of the votes validly cast at such election.  (Section 141).

Section 2.5 Regular Meetings; Notice.  The Board of Directors shall hold at least one (1) regular meeting each calendar quarter.  Regular meetings of the Board of Directors may be held at such times and at such places, within or without the State of Delaware, as shall be designated in the respective notices for such meeting by the party making the call or waivers of notice thereof.  Regular meetings of the Board of Directors may be called on five (5) business days’ notice to each Director, personally or by telephone, telegram or telex or by mail, or by any electronic means not inconsistent with applicable law.  Notice of any regular meeting need not be given to any Director who shall be present at such meeting, or to any Director who shall waive notice of each meeting in writing, whether before or after the time of such meeting, and any business may be transacted thereat.  No notice need be given of any adjourned meeting.  To the extent possible, an agenda of the meeting together with background information shall be forwarded to each Director with the notice of meeting.

Section 2.6 Special Meetings; Notice.  Special meetings of the Board of Directors shall be held whenever called by (i) the Chairman of the Board, (ii) the President (or, in the absence or disability of the President, by any Vice President), or (iii) any two (2) Directors, at such time and place (which may be within or outside of the State of Delaware) as may be specified in the respective notices or waivers of notice thereof.  Special meetings of the Board of Directors may be called on one (1) business day’s notice to each Director, personally or by telephone, telegram or telex or by mail, or by any electronic means not inconsistent with applicable law.  Notice of any special meeting need not be given to any Director who shall be present at such meeting, or to any Director who shall waive notice of such meeting in writing, whether before or after the time of such meeting, and any business may be transacted thereat.  No notice need be given of any adjourned meeting.  To the extent possible, an agenda of the meeting together with background information shall be forwarded to each Director with the notice of meeting.

Section 2.7 Quorum.  At all meetings of the Board of Directors, the presence of a majority of the total number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business.  Except when otherwise required by statute or the Certificate of Incorporation, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present.  A Director shall be present at a meeting if he and all other persons participating in the meeting can hear one another by means of conference telephone or similar communications equipment.  (Sections 141(b), 141(i)).

Section 2.8 Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or committee of the Board of Directors may be taken without a meeting, if written consents thereto are signed by all members of the Board or committee, as the case may be, and such written consents are filed with the minutes of proceedings of the Board of the committee, as the case may be.  (Section 141(f)).

Section 2.9 Manner of Acting.  The Directors shall act only as a Board, and the individual Directors shall have no power as such.

Section 2.10 Resignations.  Any Director or Chairman of the Board may resign at any time by delivering a written resignation to the President, a Vice President, the Secretary or an Assistant Secretary.  Unless otherwise specified therein, such resignation shall take effect upon delivery.  (Section 141(b)).

Section 2.11 Removal of Directors.  Any director of the Corporation may be removed with cause by the affirmative vote of the holders of seventy-five percent (75%) of all the votes entitled to be cast for the election of directors, but no director may be removed by the stockholders without cause.  Except as otherwise provided by contract, any vacancy in the Board of Directors caused by any such removal may be filled at such meeting or any adjournment of such meeting by the holders of shares of stock of all classes representing a majority of the aggregate number of votes of the shares of stock of all classes then issued, outstanding and entitled to vote for the election of directors.  If such stockholders do not fill such vacancy at such meeting, such vacancy may be filled in any other manner permitted by law.  (Section 141(k)).

Section 2.12 Vacancies and Newly Created Directorships.  Except as provided in the Certificate of Incorporation, if any vacancies shall occur in the Board of Directors, by reason of death, resignation or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies may be filled by a majority of the Directors then in office, though less than a quorum, or as otherwise provided by contract and the Directors so chosen shall hold office (unless otherwise provided in the applicable resolution electing the Director) until their successors are duly elected and qualified, or until their death, or until they shall have resigned or shall have been removed in the manner provided in Section 2.11 hereof.  So long as the Board of Directors consists of classes of directors, any person appointed to fill a vacancy shall be designated by the Board of Directors as either a Class I, Class II or Class III director, with a term that expires as set forth above; provided that the directors in each class shall be as nearly equal in number as possible.  Any such vacancies or newly created Directorships may also be filled by the stockholders in accordance with the provisions of Section 2.11 hereof.  (Section 223).

Section 2.13 Compensation.  The amount, if any, which each Director shall be entitled to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Director.  (Section 141(h)).

Section 2.14 Reliance on Accounts and Reports, etc.  A Director, or a member of any committee designated by the Board of Directors, in the performance of his duties, shall be fully protected in relying in good faith on the books of accounts or reports made to the Company by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors, or by any such committee, or in relying in good faith upon other records of the Company.  (Section 141(e)).

   ARTICLE III

Executive Committee and Compensation Committee

Section 3.1 Executive Committee and Other Committees.  The Board of Directors, by resolution or resolutions adopted by a majority of the whole Board of Directors, may designate an Execute Committee and/or one or more other Committees, each such Committee to consist of such number of Directors as from time to time shall be fixed by resolution or resolutions similarly passed or as otherwise provided by contract.  Thereafter, except as otherwise provided by contract, members (and alternate members, if any) of each such Committee shall be designated annually in like manner, at the annual meeting of the Board of Directors; provided, however, that any such Committee, from time to time may be abolished by resolution or resolutions similarly passed, except as otherwise provided by contract, and may be redesignated in like manner.  Except as otherwise provided by contract, each member (and each such alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his successor shall have been designated or until he shall cease to be a Director, or until his death, or until he shall have resigned in the manner provided in Section 2.10 hereof, or shall have been removed in the manner provided in Section 2.11 hereof.  (Section 141(c)).

Section 3.2 Compensation Committee.  The Board of Directors, by resolution or resolutions adopted by a majority of the whole Board of Directors, shall designate a Compensation Committee, composed of at least three (3) Directors.  The Compensation Committee shall hold office at the pleasure of the Board of Directors.  The Compensation Committee shall have the responsibility of making recommendations to the Board of Directors on matters relating to any employee stock purchase programs, incentive stock option plans and awards, bonus plans and the determination of compensation for officers and Directors of the Company.  If any position on the Compensation Committee becomes vacant, such vacancy may be filled by the Board of Directors except as otherwise provided by contract.  The Compensation Committee shall hold formal meetings and keep minutes of all of its proceedings.  A copy of such minutes shall, after approval by the members of the Committee, be sent to all Directors as a matter of information.  The presence of not less than a majority of the Committee shall be necessary to constitute a quorum.  Action may be taken without a meeting if unanimous written consent is filed with the records of the Committee.  The Compensation Committee shall have the power to elect one of its members to serve as its Chairman unless the Board of Directors shall have designated such Chairman.  Recommendations of the Compensation Committee shall be adopted by the Board of Directors unless there shall be reasonable justification for the Board of Directors not to implement the recommendations of the Compensation Committee.

       ARTICLE IV

Officers

Section 4.1 Number.  The officers of the Company shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer who shall hold office until their successors are chosen and qualify.  The Board of Directors may also choose one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers.  Any number of offices may be held by the same person.  (Section 142(a)).

Section 4.2 Election.  The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, a Secretary and a Treasurer.

Section 4.3 Additional Officers.  The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4.4 Salaries.  The salaries of all officers and agents of the Company shall be fixed by the Board of Directors upon recommendation by the Compensation Committee.

Section 4.5 Removal and Vacancies.  Any officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.  (Section 142(e)).

Section 4.6 Duties of the Chairman of the Board of Directors.  If a Chairman of the Board of Directors is elected, he shall preside at all meetings of the Board at which he is present and shall have such other duties as shall be assigned to him by the Board of Directors; and, in general, shall perform all duties incident to the office of Chairman of the Board of Directors.

Section 4.7 Duties of the President.  The President shall have direct charge of the business of the Company, subject to the general control of the Board of Directors, and shall be the chief executive officer of the Company unless the Chairman of the Board of Directors is designated chief executive officer by the Board; and, in general, shall perform all duties incident to the office of President.

Section 4.8 Duties of the Vice President.  In the event of the absence or disability of the President, the Vice President, if there be one, or in case there shall be more than one Vice President, the Vice President designated by the Board of Directors, shall perform all the duties of the President; and when so acting, shall have all the powers of, and be subject to all the restrictions upon the President.  Except where by law the signature of the President is required, each of the Vice Presidents shall possess the same power as the President to sign all certificates, contracts, obligations and other instruments of the Company.  Any Vice President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of directors or by the President; and, in general, shall perform all duties incident to the office of Vice President.

Section 4.9 Duties of the Secretary.  The Secretary shall, if present, act as Secretary of, and keep the minutes of, all the proceedings of the meetings of the stockholders and of the Board of Directors and of any committee of the Board of Directors in one or more books to be kept for that purpose; shall perform such other duties as shall be assigned to him by the President or the Board of Directors; and, in general, shall perform all duties incident to the office of Secretary.

Section 4.10 Duties of the Treasurer.  The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in the books of the Company and shall have the care and custody of all funds and securities of the Company.  He shall disburse the funds of the Company as may be ordered by the Board of Directors, shall render to the President and any Director, whenever any such person shall request it, an account of all of his transactions as Treasurer and shall perform such other duties as may be assigned to him by the President or the Board of Directors.  The Treasurer shall be the chief accounting officer of the Company.  He shall keep or cause to be kept all books of account and accounting records of the Company and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Company in accordance with generally accepted accounting principles.  He shall prepare or cause to be prepared appropriate financial statements for the Company in accordance with generally accepted accounting principles and shall perform such other duties as may be assigned to him by the President or the Board of Directors; and, in general, shall perform all duties incident to the office of Treasurer.

Section 4.11 Employee Bonds.  The Board of Directors may require the Treasurer, the Assistant Treasurers and any other officers, agents or employees of the Company to give bond for the faithful discharge of their duties, in such sum and of such character as the Board may from time to time prescribe.  (Section 142(c)).

     ARTICLE V

 Capital Stock

Section 5.1 Certificates of Stock.  Every holder of stock in the Company shall be entitled to have a certificate signed by, or in the name of the Company by, the Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary of the Company, certifying the number of shares owned by him in the Company.  (Section 158).

Section 5.2 Signatures.  Any of or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.  (Section 158).

Section 5.3 Lost Certificates.  The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.  (Section 167).

Section 5.4 Transfers of Stock.  Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to promptly issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.5 Record Date.  In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  (Section 213(a)).

Section 5.6 Registered Stockholders.  Prior to due presentment for registration of transfer of a security in registered form, the Company may treat the registered owner as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner.

       ARTICLE VI

Indemnification

Section 6.1 Indemnification.  To the extent permitted and in the manner provided by law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.  The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.  (Sections 145(a), (b)).

Section 6.2 Insurance.  By action of the Board of Directors, notwithstanding any interest of the Directors in the action, the Company may purchase and maintain insurance, in such amounts as the Board of Directors may deem appropriate, on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under applicable provisions of law.  (Section 145(g)).

        ARTICLE VII

General Provisions

Section 7.1 Dividends.  Dividends upon the stock of the Company, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of stock, subject to the provisions of the Certificate of Incorporation.  (Section 173).

Section 7.2 Reserves.  Before payment of any dividend, there may be set aside out of any funds of the company available for dividends such sum or sums as the Directors from time to time, in their absolute discretion think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Directors shall think conducive to the interest of the Company, and the Directors may modify or abolish any such reserve.  (Section 171).

Section 7.3 Checks.  All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.4 Fiscal Year.  The fiscal year of the Company shall be comprised of 52 weeks or 53 weeks commencing on the first day following the end of the prior fiscal year, which ending date of the prior and each fiscal year shall be the Sunday falling on or between March 26 and April 1 of each calendar year, or shall cover such other period as the Board of Directors may from time to time determine.

Section 7.5 Seal.  The corporate seal shall have inscribed thereon the name of the Company, the year of its incorporation and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.6 Offices.  In addition to its registered office, the Company may also have offices at such other places both within or outside the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.

Section 7.7 Appointment of Agents to Vote Securities of Other Corporations.  Unless otherwise provided by resolution adopted by the Board of Directors, the President or any Vice President may from time to time appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the Company the powers and rights which the Company may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; and the President or any Vice President may instruct the person or persons so appointed as to the manner of exercising such powers and rights and the President or any Vice President may execute or cause to be executed in the name and on behalf of the Company and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other written instruments as he may deem necessary in order that the Company may exercise such powers and rights.

        ARTICLE VIII

    Amendments

Section 8.1 Amendments.  Any provision of these By-laws may be altered, amended or repealed at any regular or special meeting of the stockholders or of the Board of Directors by vote of not less than a majority of the aggregate number of the votes entitled to be cast thereon, except that Sections 2.3, 2.4 and 2.11 and this ARTICLE VIII may be altered, amended or repealed, and any by-law or provision of the Certificate of Incorporation of the Company inconsistent with Sections 2.3, 2.4 or 2.11 or this ARTICLE VIII may be adopted, only by the authorization of not less than seventy-five percent (75%) of the aggregate number of the votes entitled to be cast thereon by either the stockholders of the Company (considered for this purpose as a single class) or by the Board of Directors, as applicable.